U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2014

BRE PROPERTIES, INC.

(BEX Portfolio, LLC, as successor by merger to BRE Properties, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	001-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

c/o Essex Property Trust, Inc.

925 East Meadow Drive

Palo Alto, California 94303

(Address of principal executive offices) (Zip code)

(650) 494-3700

(Registrant’s telephone number, including area code)

525 Market Street, 4th Floor, San Francisco, California 94105-2712

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on April 1, 2014 of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated December 19, 2013, by and among Essex Property Trust, Inc., a Maryland corporation (“Essex”), BRE Properties, Inc., a Maryland corporation (“BRE”) and BEX Portfolio, Inc., formerly known as Bronco Acquisition Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Essex (“Merger Sub”). Pursuant to the Merger Agreement, on April 1, 2014, BRE merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation (the “Merger”). Also on April 1, 2014, following the Merger, Merger Sub merged with and into BEX Portfolio, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Essex Portfolio, L.P. (“EPLP”). Essex also assumed an aggregate of approximately $710 million of BRE mortgage debt in connection with the Merger. The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

On April 1, 2014, the Merger became effective (the “Effective Time”) upon the filing of the Articles of Merger with the State Department of Assessments and Taxation of Maryland and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware with an effective date of April 1, 2014.

In connection with the closing of the Merger, at the Effective Time, each outstanding share of BRE common stock, par value $0.01 per share (“BRE Common Stock”), was converted into (i) 0.2971 shares (the “Stock Consideration”) of Essex common stock, par value $0.0001 per share (“Essex Common Stock”), and (ii) $7.18 in cash, without interest (the “Cash Consideration”), plus cash (without interest) in lieu of fractional shares. The Cash Consideration was adjusted as a result of the authorization and declaration of a special distribution to the stockholders of BRE of $5.15 per share of BRE Common Stock payable to BRE stockholders of record as of the close of business on March 31, 2014 (the “Special Dividend”). The Special Dividend is payable as a result of the closing of the sale of certain interests in assets of BRE to certain parties designated by Essex, which closed on March 31, 2014 (the “Asset Sale”). Pursuant to the terms of the Merger Agreement, the amounts payable as a Special Dividend reduced the Cash Consideration of $12.33 payable by Essex in the Merger to $7.18 per share of BRE Common Stock.

Essex issued approximately 23.1 million shares of Essex Common Stock as Stock Consideration in the Merger. Based on the opening price of Essex Common Stock on April 1, 2014 as reported on the New York Stock Exchange, the merger consideration (based on the value of $50.72 in Essex Common Stock, the Special Dividend of $5.15 plus $7.18 in Cash Consideration per share) represented approximately $63.05 for each share of BRE Common Stock.

The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to BRE’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 20, 2013 and is incorporated by reference herein as Exhibit 2.1 to this Current Report on Form 8-K.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the completion of the Mergers, BRE notified the New York Stock Exchange (the “NYSE”) on April 1, 2014 that each share of BRE Common Stock issued and outstanding immediately prior to the Effective Time was cancelled and converted into the Stock Consideration, and the NYSE will file a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to BRE Common Stock to suspend the trading of BRE Common Stock prior to the opening of trading on the NYSE on April 2, 2014.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, each issued and outstanding share of BRE Common Stock was converted into the Stock Consideration and the Cash Consideration, as adjusted.

In addition, under the terms of the Merger Agreement, at the Effective Time, each option to purchase BRE Common Stock, whether granted under any equity plan of BRE or otherwise, that is outstanding and unexercised immediately prior to the Effective time was assumed by Essex and converted into an option to acquire Essex Common Stock. Also as of the Effective Time, all outstanding shares of restricted BRE Common Stock and any associated rights to the issuance of additional BRE Common Stock upon the achievement BRE performance goals under any equity plan of BRE that was not vested were assumed by Essex and were converted into shares of restricted Essex Common Stock.

The description of the Merger Agreement contained in this Item 3.03 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was previously filed as Exhibit 2.1 to BRE’s Current Report on Form 8-K filed with the SEC on December 20, 2013 and is incorporated by reference herein as Exhibit 2.1 to this Current Report on Form 8-K.

Item 5.01	Changes in Control of Registrant.

The information provided in the Introductory Note and Items 2.01, 3.01, 3.03, and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

On April 1, 2014, pursuant to the terms of the Merger Agreement, BRE merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation. The aggregate consideration paid in connection with the Merger consisted of approximately 23.1 million shares of Essex Common Stock, representing the aggregate Stock Consideration, and approximately $560 million, representing the aggregate Cash Consideration.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger and pursuant to the Merger Agreement, BRE ceased to exist and Merger Sub continued as the surviving corporation.

As previously disclosed in the Current Report on Form 8-K filed by Essex with the SEC on January 31, 2014, consistent with and as required by the Merger Agreement, as of the Effective Time, the board of directors of Essex (the “Essex Board”) was increased from 10 to 13 members and the following former members of the board of directors of BRE were appointed to the Essex Board: Irving F. Lyons, III, Thomas E. Robinson and Thomas P. Sullivan (collectively, the “BRE Designees”), each to serve until the next annual meeting of Essex (and until their successors have been duly elected and qualified). The BRE Designees are entitled to be nominated by the Essex Board for reelection at the next subsequent annual meeting of stockholders of Essex.

As a non-employee director, each BRE Designee will receive compensation in the same manner as Essex’s other non-employee directors. Additionally, in connection with the BRE Designees’ appointment to the Essex Board, Essex and each BRE Designee will enter into an indemnification agreement in substantially the same form as Essex has entered into with each of Essex’s existing directors. The form of such indemnification agreement was previously filed by Essex as an exhibit to its Current Report on Form 8-K filed with the SEC on February 25, 2011.

Other than the Merger and the terms of the Merger Agreement, there are no arrangements or understandings between each of these individuals and any other person pursuant to which he was selected as director and there are no material transactions between each of these individuals and Essex.

Item 5.03	Amendment of Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger, BRE ceased to exist and Merger Sub continued as the surviving corporation, with the Certificate of Incorporation and Bylaws of Merger Sub as in effect immediately prior to the Merger becoming the Certificate of Incorporation and Bylaws of the surviving corporation.

Item 7.01	Regulation FD Disclosure.

On April 1, 2014, Essex and BRE issued a joint press release announcing the completion of the Merger. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of BRE under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Items.

On March 31, 2014, as permitted pursuant to the Merger Agreement, the Asset Sale closed.  In the Asset Sale, certain assets of BRE (the “JV Properties”) were contributed to three new joint ventures formed by BRE (the “JV Entities”).  In exchange for the contribution of the JV Properties to the JV Entities, BRE received ownership interests in each of the JV Entities.  BRE then sold joint venture interests in the newly-formed JV Entities to two separate third-party joint venture partners identified by Essex.  BRE also received proceeds from approximately $475 million in mortgage financings of the properties contributed to the joint ventures. As required by the Merger Agreement, BRE authorized the payment of the Special Dividend to BRE stockholders of record as of March 31, 2014 as a result of the closing of the Asset Sale.  As a result of the contribution of the JV Properties and the Merger, EPLP and its subsidiaries now hold a 50% interest in each joint venture and control the management of the JV Entities. As a result of the contribution of the JV Properties to the JV Entities, Essex will be entitled to its pro rata share of the income generated by the JV Properties.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of December 19, 2013, among Essex Property Trust, Inc., BEX Portfolio, Inc. (formerly known as Bronco Acquisition Sub, Inc.) and BRE Properties, Inc. (previously filed on December 20, 2013, as Exhibit 2.1 to BRE’s Current Report on Form 8-K and incorporated herein by reference)

99.1	Joint Press Release dated April 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 1, 2014
BEX PORTFOLIO, LLC,
as successor by merger to BRE Properties, Inc.

	By:	Essex Portfolio, L.P., its sole member

	By:	Essex Property Trust, Inc., its general partner

	By:	/s/ Michael T. Dance
	Name:	Michael T. Dance
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of December 19, 2013, among Essex Property Trust, Inc., BEX Portfolio, Inc. (formerly known as Bronco Acquisition Sub, Inc.) and BRE Properties, Inc. (previously filed on December 20, 2013, as Exhibit 2.1 to BRE’s Current Report on Form 8-K and incorporated herein by reference)

99.1	Joint Press Release dated April 1, 2014